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                         INDENTURE ASSUMPTION AGREEMENT

      INDENTURE ASSUMPTION AGREEMENT (this "Agreement"), dated as of November 26, 1996, between IVAC Holdings, Inc., a Delaware corporation (the "Company"), and United States Trust Company of New York, a New York banking corporation and trust company, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

      WHEREAS, IMED Corporation, a Delaware corporation ("IMED"), has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of the date hereof, providing for the issuance of $200,000,000 aggregate principal amount of 9 3/4% Senior Subordinated Notes due 2006 (the "Notes") of IMED;

      WHEREAS, IMED has been merged with and into the Company;

      WHEREAS, pursuant to Section 4.20 of the Indenture, the Company is required to execute and deliver this Agreement concurrently with such merger;

      WHEREAS, pursuant to Section 9.01 of the Indenture the Trustee is authorized to execute and deliver this Agreement; and

      NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

      1. ASSUMPTION. The Company hereby assumes all of the obligations of IMED under the Indenture and the Notes and, hereafter, shall be deemed the "Company" for all purposes under the Indenture and the Notes.

      2. NEW YORK LAW TO GOVERN. The internal law of the State of New York, without regard to the choice of law rules thereof, shall govern and be used to construe this Agreement.

      3. COUNTERPARTS. The parties may sign any number of copies of this Agreement. Each signed copy shall be an original, but all of them together represent the same agreement.

      4. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

                         [Signatures on following page]


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      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the date first above written.


Dated: November 26, 1996                IVAC HOLDINGS, INC.


                                        By: /s/ William J. Mercer
                                           ---------------------------
                                        Name:  William J. Mercer
                                        Title: President



Dated: November 26, 1996                UNITED STATES TRUST COMPANY OF NEW YORK
                                        as Trustee


                                        By: /s/ James E. Logan
                                           ---------------------------
                                        Name:  James E. Logan
                                        Title: Vice President